June 12, 1998


Virginia Electric and Power Company
701 E. Cary Street
Richmond, Virginia 23219


                       Virginia Electric and Power Company
               1998 Series A 7.15% Senior Notes, due June 30, 2038


Ladies and Gentlemen:

         We hereby consent to the statements made in regard to our firm under the captions EXPERTS and LEGAL OPINIONS in the Prospectus included in the Registration Statement on Form S-3 of Virginia Electric and Power Company dated March 18, 1998, by means of the Prospectus Supplement filed June 12, 1998.



                                       Very truly yours,


                                       /s/ MCGUIRE, WOODS, BATTLE & BOOTHE LLP
                                       ---------------------------------------
                                       MCGUIRE, WOODS, BATTLE & BOOTHE LLP